EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

R.  E.  Bassie  &  Co.
Certified  Public  Accountants

6671 Southwest Freeway, Suite 550 Houston, Texas 77074-2220 Tel: (713) 272-8500 E-Mail: Rebassie@aol.com

The  Board  of  Directors  and  Stockholders
FTS  Group,  Inc.:

We consent to the incorporation by reference in this Registration Statement of FTS Group, Inc. on Form SB-2/A of our report dated April 10, 2006, appearing in the Annual Report on Form 10-KSB of FTS Group, Inc. for the year ended December 31, 2005.

/s/  R.  E.  Bassie  &  Co.

Houston,  Texas
December  8,  2006